UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 15, 2005
CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(513) 870-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2005, the Cincinnati Financial Corporation Board of Directors adopted two forms of a stock option agreement for use in connection with the Cincinnati Financial Corporation Stock Option Plan No. VIII.  One of these forms, which is filed with this report as Exhibit 10.1, is intended for use in granting incentive stock options within the meaning of Section 422 of the Internal Revenue Code.  The other form, which is filed with this report as Exhibit 10.2, is intended for use in granting nonqualified stock options.  Stock Option Plan No. VIII was approved by Cincinnati Financial Corporation’s shareholders at the company’s annual meeting on April 23, 2005, and authorizes the grant to the company’s associates of either incentive stock options or nonqualified stock options for the purchase of a total of 10,000,000 shares of Cincinnati Financial Corporation common.  All options become exercisable over a three-year period from the grant date and must have an exercise price at least equal to the fair market value of the underlying shares on the date of grant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 3(i)	Amendment to Cincinnati Financial Corporation Articles of Incorporation dated April 27, 2005

Exhibit 10.1	Form of Stock Option Agreement for incentive stock options granted under Cincinnati Financial Corporation Stock Option Plan No. VIII

Exhibit 10.2	Form of Stock Option Agreement for nonqualified stock options granted under Cincinnati Financial Corporation Stock Option Plan VIII

Exhibit 10.3	Form of Stock Option Agreement for combination incentive/nonqualified stock options granted under Cincinnati Financial Corporation Stock Option Plan No. VI

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      CINCINNATI FINANCIAL CORPORATION

Date July 18, 2005

/S/ Kenneth W. Stecher

Kenneth W. Stecher

Chief Financial Officer, Senior Vice President, Secretary and Treasurer

(Principal Accounting Officer)